                                                                   EXHIBIT 10.25

                          ----------------------------


                             STOCK OPTION AGREEMENT

                                 20,000 SHARES*


                          ----------------------------


                        Date of Grant: November 21, 1997

                       Expiration Date: November 21, 2007

                        Exercise Price: $15.06 Per Share


                          ----------------------------


TO:      Bertram T. Martin, Jr.


         In recognition of the importance of your contributions to Sterile Recoveries, Inc. and to enhance your interest in its sustained success and profitability, you have been granted as of the Date of Grant stated above a non-qualified stock option to purchase up to 20,000 shares of its common stock, $.001 par value, at an exercise price of $15.06 per share, subject to all the following terms and conditions:

         1. DEFINITIONS. As used in this Agreement, the capitalized terms defined below have the respective meanings ascribed to them:

         "ADMINISTRATIVE COMMITTEE" means the Board of Directors of the Company or any Committee of the Company's Board of Directors which has been appointed to administer the Company's 1995 Stock Option Plan.

         "AGREEMENT" means this Stock Option Agreement, as originally executed by you and the Company, and as subsequently amended or modified in accordance with its terms.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         "CHANGE IN CONTROL" means any of the following: (a) the shareholders of the Company approve a liquidation of all or substantially all the consolidated assets of the

--------------------------
*The shares granted under this Agreement are not subject to any of the company's Stock Option Plan.

Company and its Subsidiaries, other than a liquidation of a Subsidiary into the Company or another Subsidiary (unless the transaction is subsequently abandoned or otherwise fails to occur); (b) the shareholders of the Company approve a sale, lease, exchange, or other transfer to any person other than the Company or a Subsidiary (in a single transaction or related series of transactions) of all or substantially all of consolidated assets of the Company and its Subsidiaries, excluding the creation (but not the foreclosure) of a lien, mortgage, or security interest (unless the transaction is subsequently abandoned or otherwise fails to occur); (c) the shareholders of the Company approve a merger, consolidation, reorganization, tender offer, exchange offer, or share exchange in which the Company will not be the surviving corporation or will become a majority-owned subsidiary of a person other than a Subsidiary (unless the transaction is subsequently abandoned or otherwise fails to occur); or (d) the occurrence of any event, transaction, or arrangement that results in any person or group becoming a beneficial owner of (i) a majority of the outstanding Common Stock of the Company or any Subsidiary that contributed more than 50% of the Company's consolidated revenues for its last fiscal year, (ii) securities of the Company representing a majority of the combined voting power of all the outstanding securities of the Company that are entitled to vote generally in the election of its directors, or (iii) with respect to any Subsidiary that contributed more than 50% of the Company's consolidated revenues for its last fiscal year, securities of that Subsidiary representing a majority of the combined voting power of all the outstanding securities of that Subsidiary that are entitled to vote generally in the election of its directors, unless in each case the beneficial owner is the Company, a Subsidiary, an employee benefit plan sponsored by the Company, a person or group who is a record or beneficial owner of 25% or more of the outstanding Shares on the Date of Grant, or a person who becomes a beneficial owner of 25% or more of the outstanding Shares solely by becoming a trustee of an inter vivos trust created by a person who is the record or beneficial owner of 25% or more of the outstanding Shares on the Date of Grant.

         "COMMON STOCK" means the common stock, $.001 par value, of the Company.

         "COMPANY" means Sterile Recoveries, Inc., a Florida corporation.

         "DATE OF GRANT" means the date when the Company authorized the grant of the Stock Option to you, as stated in the heading of this Agreement.

         "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and includes all rules and regulations of the SEC promulgated under that act.

         "INTERNAL REVENUE CODE" means the United States Internal Revenue Code of 1986, as amended from time to time, or any United States income tax law subsequently enacted in substitution for that code.

         "OPTION YEAR" means each period of 12 consecutive months beginning on the Date of Grant or on each anniversary of the Date of Grant.


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


         "PROPRIETARY PROPERTY" means any and all ideas, plans, methods, discoveries, inventions, developments, improvements, trade secrets, intellectual property, and other proprietary data, knowledge, and information that you solely or jointly know, create, conceive, develop, or reduce to practice while employed by the Company or any subsidiary of the Company and that directly or indirectly benefits, relates to, or is connected in any way with, your employment with the Company or any subsidiary of the Company, or any process, product, formula, business, facility, research, equipment, machinery, technique, experiment, computer program, software, source code, or user interface screen, or other development of the Company or any subsidiary of the Company.

         "SHARES" means shares of the Company's common stock, $.001 par value.

         "STOCK OPTION" means the non-qualified stock option to purchase Shares from the Company that is granted to you pursuant to this Agreement.

         "SUBSIDIARY" means a corporation of which 80% of its voting securities are owned directly or indirectly by the Company.

         2. EXPIRATION. Unless extended by the Company, the Stock Option expires at 5:00 P.M., New York time, on the earlier of (a) the date that is ten years after the Date of Grant, which is the Expiration Date stated in the heading of this Agreement, or (b) the 180th day after you die. In no event is the Stock Option exercisable after the Expiration Date stated in the heading of this Agreement.

         3. EXERCISE OF OPTION. The Stock Option is not exercisable until you accept this Agreement. Thereafter, the Stock Option is exercisable to the extent and in the manner described in this Agreement. To the extent that it is exercisable, you may exercise the Stock Option as a whole, in part, or in increments at any time and from time to time. You may exercise the Stock Option as to all or any portion of the full number of Shares for which it is exercisable at any time, but you must exercise the Stock Option before it expires, and every exercise must be for at least 500 whole Shares. No fractional Shares will be issued pursuant to the Stock Option. The Stock Option will become exercisable after each Option year in serial increments equal to 20% of the Shares subject to the Stock Option as follows:



         After Option Year                                       Percent Exercisable
         -----------------                                       -------------------
                                                    Per Year                           Cumulatively
                                                    --------                           ------------
                 1                                    20%                                   20%
                 2                                    20%                                   40%
                 3                                    20%                                   60%
                 4                                    20%                                   80%
                 5                                    20%                                  100%


In addition, the Stock Option will become fully and immediately exercisable as to all of the Shares on the occurrence of a Change of Control.

         4. METHOD OF EXERCISE. To exercise the Stock Option, you must do the following before the Stock Option expires: (a) deliver to the Company a written notice of exercise in the form of Appendix "A" to this Agreement (or such other form as the Company may subsequently prescribe), specifying the number of Shares to be purchased; (b) tender to the Company full payment for the Shares to be purchased pursuant to the exercise of the Stock Option; (c) pay to the Company, or make an arrangement satisfactory to the Company for the payment of, any tax withholding required in connection with your exercise of the Stock Option (including FICA, Medicare, and local, state, or federal income taxes); and (d) comply with any other reasonable requirements of exercise that the Company has established. You may pay the exercise price and any tax withholding for the Shares that you purchase pursuant to the Stock Option by any combination of cash, money order, personal check, or certified or official bank check or with Shares valued at fair market value on the exercise date. The exercise date for each exercise of the Stock Option will be the date when (i) the Company has received notice of exercise and full payment of the exercise price, (ii) you have paid to the Company or made a satisfactory arrangement for the payment of any requisite tax withholding, and (iii) you have satisfied any other requirements of exercise established by the Company.

         5. EMPLOYMENT CONDITION. Except as otherwise provided below, you may exercise the Stock Option only if you have been in the continuous employment of the Company or a subsidiary of the Company during the period beginning on the Date of Grant and ending on the 90th day before the exercise date of the Stock Option. If your employment with the Company or any subsidiary of the Company is terminated (voluntarily or involuntarily) at a time when the Stock Option is exercisable, you may exercise the Stock Option within 90 days following the effective date of termination. If you cease to be an employee because you die or suffer a total and permanent disability (within the meaning of section 22(e)(3) of the Internal Revenue Code) at a time when the Stock Option is exercisable, the Stock Option will continue to be exercisable by you or your heir, estate or guardian for 12 months following the termination of your employment because of death or disability. Notwithstanding the foregoing, the Stock Option is never exercisable after the Expiration Date stated in the heading of this Agreement. The Stock Option will be exercisable after your death, disability, or termination of employment only to the extent that it was exercisable on the date when you ceased to be an employee of the Company or any of its subsidiaries. The Administrative Committee will decide to what extent bona fide leaves of absence for illness, temporary disability, military or governmental service, or other reasons will constitute an interruption of continuous employment that results in your ceasing to be continuously employed by the Company or any of its subsidiaries for purposes of the Stock Option. The award of the Stock Option to you does not create or extend any right for you to continue to serve as an employee of the Company or any of its subsidiaries, to participate in any other stock option or employee benefit plan of the Company or any of its subsidiaries, or to receive the same employee benefits as any other employee. Furthermore, it does not restrict in any way the right of the Company or any of its subsidiaries to terminate at any time your employment with it either at will or as provided in any written employment agreement between it and you.

         6. NONTRANSFERABILITY OF OPTION. You are prohibited from transferring the Stock Option, any interest in it, or any right under this Agreement by any means other than by will or the law of descent and distribution. The Stock Option is exercisable during your lifetime only by you or your guardian. Any prohibited transfer (whether by gift, sale, pledge, assignment, hypothecation, or otherwise) will be invalid and ineffective as to the Company. In addition, the Stock Option and your rights under this Agreement are not subject to any lien, levy, attachment, execution, or similar process by creditors. The Company may cancel the Stock Option by notice to you, if you attempt to make a prohibited transfer, or if the Stock Option, any interest in it, or any right under this Agreement becomes subject to a lien, levy, attachment, execution, or similar process against you by creditors.

         7. STOCK CERTIFICATES. Promptly after the Stock Option has been validly exercised in accordance with the terms of this Agreement, the Company shall issue and deliver to you, against a written receipt in substantially the form attached as Appendix "B" to this Agreement, a stock certificate evidencing your ownership of the Shares that were purchased pursuant to the Stock Option, plus, instead of any fractional Share to which that person otherwise would be entitled, a cash sum equal to the product of (a) that fraction, multiplied by
(b) the fair market value of a Share on the exercise date of the Stock Option. You will not have any rights as a shareholder with respect to any Shares issuable upon exercise of the Stock Option until the Stock Option has been validly exercised, the Company has issued and delivered to you a certificate evidencing those Shares, and your name has been entered as a shareholder of record in the Company's stock records.

         8. INVENTIONS. While employed by the Company or any subsidiary of the Company and within 30 days after the termination date of your employment with the Company or any subsidiary of the Company, you fully and promptly shall disclose in writing to the Company, and hold in trust for the sole right and benefit of the Company, any and all Proprietary Property, whether or not any of the Proprietary Property is patentable, capable of copyright or trademark registration or is created, conceived, developed, or reduced to practice during normal working hours, at the request of the Company or any subsidiary of the Company, or before or after the execution date of this Agreement. In furtherance of the foregoing, you shall assign to the Company all of your right, title, and interest in and to all Proprietary Property. While employed by the Company or any subsidiary of the Company and at all times thereafter, you shall do all things, and execute all documents, including applications for patents, copyrights, and trademarks and for renewals, extensions, and divisions thereof, as the Company reasonably may request to carry out the intent and purposes of this section. If the Company is unable for any reason whatsoever to obtain your signature or assistance, you irrevocably appoint the Company and each of its duly authorized officers as your agent and attorney-in-fact, with full power of substitution, to sign, execute, and file in your name and on your behalf any document required to prosecute or apply for any foreign or United States patent, copyright, trademark, or other proprietary protection, including renewals, extensions, and divisions, and to do all other lawful acts and things to further the issuance or prosecution of a patent, copyright, trademark, or other proprietary protection, all with the same legal force and effect as if done or executed by you.

         9. REPRESENTATIONS AND WARRANTIES. By accepting this Agreement, you represent and warrant to the Company the following:

         (a) You are accepting the Stock Option, and will purchase the Shares subject to your Stock Option, solely for your own account, as principal, without a view to, and not for resale in connection with, any distribution or underwriting of the Stock Option or any Shares, and you are not participating, directly or indirectly, in any distribution or underwriting of the Stock Option or any Shares. You are not acquiring the Stock Option, and will not purchase any Shares pursuant to it, as an agent, nominee, or representative for the account or benefit of another person or entity, and you have not agreed or arranged to sell, assign, transfer, subdivide, or otherwise dispose of all or any part of the Stock Option or the Shares subject to it to another person or entity.

         (b) You understand that (i) no state or federal agency has passed upon the Stock Option or the Shares or made any finding or determination as to the fairness of the Stock Option or the Shares as an investment, (ii) the Stock Option and the Shares subject to it have not been, and will not be, registered under either the Securities Act of 1933, as amended, or any state securities law, (iii) those Shares can be offered for sale, sold, assigned, foreclosed or otherwise transferred only if the transaction is registered under those laws or qualifies for an available exemption from registration under those laws, and
(iv) the Company has not agreed, and is not obligated to register any resale or other transfer of any Shares acquired pursuant to the Stock Option under the Securities Act of 1933, as amended, or any state securities law, or to take any action to enable you to qualify for an exemption from registration under any of those laws with respect to a resale or other transfer of those Shares.

         (c) You understand that, in furtherance of the transfer restrictions stated above, (i) the Company will issue stop transfer instructions to its transfer agent to restrict an impermissible resale or other transfer of the Shares purchased pursuant to your Stock Option, (ii) each certificate evidencing those Shares will bear a restrictive legend in substantially the following form:

             A transfer of the securities evidenced by this certificate is restricted by state and federal securities laws. These securities cannot be offered for sale, sold, assigned, foreclosed, or otherwise transferred at any time absent either registration of the transaction under the Securities Act of 1933, as amended, and every applicable state securities law or delivery to the issuer of these securities of a written opinion of legal counsel satisfactory to it that registration of the transaction under those laws is not required.

and (iii) a legend substantially identical to the one set forth above will be placed on every new stock certificate that is issued upon a transfer or exchange of those Shares.

         (d) You will not offer for sale, sell, assign, pledge, hypothecate, or otherwise transfer the Shares purchased pursuant to your Stock Option at any time without either (i) registering the transaction under the Securities Act of 1933, as amended, and every applicable state securities law or (ii) delivering to the Company a satisfactory written opinion of legal counsel to the effect that registration of the transaction is not required under any of those laws.

         (e) You understand that an established trading market does not exist for the Shares, and none is likely to develop in the absence of a registered public offering of the Shares.

         10. ANTIDILUTION. If the Company does any of the following (a "Dilutive Event") at any time before the exercise or expiration of the Stock
Option: (a) splits or subdivides its then-outstanding Shares into a greater or different number of Shares; (b) reduces the then-outstanding number of Shares by a reverse stock-split or by otherwise combining those Shares into a smaller number of Shares; (c) effects any other capital adjustment, recapitalization, reorganization, or reclassification that has the effect of increasing or decreasing proportionately the number of outstanding Shares then held by each shareholder; (d) distributes any of its assets to its shareholders pro rata as a partial liquidation or return of capital; or (e) declares, issues, or distributes to the holders of its Common Stock, without separate payment therefor, (i) a noncash dividend payable in any property or securities of the Company, including additional Shares, or (ii) any cash, property, or securities in connection with a spin-off, split-up, reclassification, recapitalization, combination of shares, or similar rearrangement of the Company's capital stock; then, upon the subsequent exercise of a Stock Option after the record date for, or the occurrence of, each Dilutive Event, you will be entitled to receive, in exchange for the exercise price specified in the Stock Option, and in addition to (or in substitution for in the case of a reduced number of Shares), the Shares otherwise issuable upon exercise of the Stock Option, the additional (or reduced) amount of Shares and other securities and property (including cash) resulting from the Dilutive Event that you would have been entitled to receive if (A) you had exercised the Stock Option on the Date of Grant (even if the Stock Option was not exercisable then) and had been the record owner of the number of Shares resulting from the exercise during the period beginning on that date and ending on the actual exercise date of the Stock Option, and (B) you had retained all Shares and other securities and property (including cash) receivable by you during that period, after giving effect to all the Dilutive Events that occurred during that period.

         11. CHANGE IN CONTROL. The Stock Option will be subject to the provisions governing a "Change of Control" of the Company described in Section
5.2 of the Company's 1995 Stock Option Plan.

         12. RESERVATION, LISTING, AND DELIVERY OF SHARES. The Company shall reserve from its authorized but unissued shares of Common Stock and keep available until the expiration of the Stock Option, solely for issuance upon the exercise of the Stock Option, the number of Shares issuable at any time pursuant to the exercise of the Stock Option granted under this Agreement. In addition, the Company shall take all requisite action to assure that it validly and legally may issue fully-paid, nonassessable Shares upon the exercise of the Stock Option. Also, the Company, at its sole expense, shall reserve for listing on the National Association of Securities Dealers Automated Quotation System or any national securities exchange on which the Shares are listed for trading, upon official notice of issuance pursuant to the exercise of the Stock Option, the number of Shares issuable at any time upon the exercise of the Stock Option, and the Company shall maintain that listing until expiration of the Stock Option.

         13. LEGAL PROCEEDINGS. If any dispute arises between you (or your successors in interest) and the Company with respect to this Agreement or the Stock Option, the parties shall submit the dispute to mandatory arbitration before a panel of arbitrators in accordance with the Florida Arbitration Code. Arbitration will be the sole and exclusive method of resolving the dispute, and each party will be barred from filing a lawsuit concerning the subject matter of the arbitration, except to obtain an equitable remedy. The Federal Rules of Evidence and the discovery provisions of the Federal Rules of Civil Procedure will apply to the arbitration proceeding.

         The arbitration panel will consist of three arbitrators, with one arbitrator selected by the Company, the second selected by you, and the third, neutral arbitrator selected by agreement of the first two arbitrators. Each party shall select an arbitrator and notify the other party of the selection within 15 days after the effective date of the notice of arbitration and the two arbitrators selected by the parties shall select the third arbitrator within 30 days after the effective date of the notice of arbitration. A party who fails to select an arbitrator within the prescribed 15-day period waives the right to select an arbitrator or to have an additional, neutral arbitrator selected by the arbitrator selected by the other party, and the arbitrator chosen by the other party will constitute the "arbitration panel" for purposes of this Agreement.

         Every arbitrator must be (a) independent (not a relative of yours or an officer, director, employee, or shareholder of the Company or any subsidiary of the Company), (b) a corporate attorney who is rated "AV" by Martindale-Hubbell Law Directory or listed in the current edition of The Best Lawyers in America, and (c) not have any economic or financial interest of any kind in the outcome of the arbitration. Each arbitrator's conduct will be governed by the Code of Ethics for Arbitrators in Commercial Disputes (1986) that has been approved and recommended by the American Bar Association and the American Arbitration Association.

         Within 120 days after the effective date of the selection of the arbitrators, the arbitration panel shall convene a hearing for the dispute to be held on such date and at such time and place in Tampa, Florida, as the arbitration panel designates upon 60 days' advance notice to you and the Company. The arbitration panel shall render its decision within 30 days after the conclusion of the hearing. The decision of the arbitration panel will be binding and conclusive as to you and the Company and, upon the pleading of either party, any court having jurisdiction may enter a judgment of any award rendered in the arbitration, which may include an award of damages. The arbitration panel shall hear and decide the dispute based on the evi-dence produced, notwithstanding the failure or refusal to appear by a party who has been duly notified of the date, time, and place of the hearing.

         You and the Company (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction over Hillsborough County, Florida,
(b) stipulate that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement or the Stock Option is Hillsborough County, Florida, and (c) waive any defense, whether asserted by a motion or pleading, that Hillsborough County, Florida, is an improper or inconvenient venue. YOU KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE YOUR RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN YOU AND THE COMPANY WITH RESPECT TO THIS AGREEMENT OR THE STOCK OPTION.

         The Company shall pay to you, on demand, interest on any amount owed to you under this Agreement that is not paid to you when due, from the date when due until paid in full, at the annual rate then provided by Florida law for the payment of interest on judgments generally.

         14. NOTICES. Every notice, demand, consent, approval, and other communication required or permitted under this Agreement will be valid only if it is in writing and delivered personally or by telex, telecopy, telegram, commercial courier, or first class, postage prepaid, United States mail (whether or not certified or registered and regardless of whether a return receipt is received or requested by the sender) and addressed, if to you, at your address set forth below and, if to the Company, at 28100 U.S. Highway 19 North, Suite 201, Clearwater, Florida 34621, Attention: President, or at any other address that either party has previously designated by notice given to the other party in accordance with this provision. A validly given notice, demand, consent, approval, or other communication will be effective on the earlier of its receipt, if delivered personally or by telex, telecopy, telegram, or commercial courier, or the third day after it is postmarked by the United States Postal Service, if it is delivered by first class, postage prepaid, United States mail. You shall notify the Company of any change in your mailing address that is listed in this Agreement.

         15. LEGAL PROCEEDINGS. If any dispute arises between you and the Company with respect to this Agreement or the Stock Option, either party may elect (but is not obligated) to submit the dispute to arbitration before a panel of arbitrators in accordance with the Florida Arbitration Code by giving the other party a notice of arbitration in accordance with this Agreement. If a party elects to arbitrate a dispute before a lawsuit is filed with respect to the subject matter of the dispute, arbitration will be the sole and exclusive method of resolving the dispute, the other party must arbitrate the dispute, and each party will be barred from filing a lawsuit concerning the subject matter of the arbitration, except to obtain an equitable remedy. A party's right to submit a dispute to arbitration does not restrict its right to institute litigation to obtain any legal or equitable remedy. The filing of a lawsuit by either party before the other party has elected that a dispute be submitted to arbitration will bar and preclude both you and the Company from submitting the subject matter of the lawsuit to arbitration while the lawsuit is pending.

         The arbitration panel will consist of three arbitrators, with one arbitrator selected by the Company, the second selected by you, and the third, neutral arbitrator selected by agreement of the first two arbitrators. Each party shall select an arbitrator and notify the other party of the selection within 15 days after the effective date of the notice of arbitration and the two arbitrators selected by the parties shall select the third arbitrator within 30 days after the effective date of the notice of arbitration. A party who fails to select an arbitrator within the prescribed 15-day period waives the right to select an arbitrator or to have an additional, neutral arbitrator selected by the arbitrator selected by the other party, and the arbitrator chosen by the other party will constitute the "arbitration panel" for purposes of this Agreement.

         Every arbitrator must be independent (not a relative of yours or an officer, director, employee, or shareholder of the Company or any Subsidiary) without any economic or financial interest of any kind in the outcome of the arbitration. Each arbitrator's conduct will be governed by the Code of Ethics for Arbitrators in Commercial Disputes (1986) that has been approved and recommended by the American Bar Association and the American Arbitration Association.

         Within 120 days after the effective date of the notice of arbitration, the arbitration panel shall convene a hearing for the dispute to be held on such date and at such time and place in Tampa, Florida, as the arbitration panel designates upon 60 days' advance notice to you and the Company. The arbitration panel shall render its decision within 30 days after the conclusion of the hearing. The decision of the arbitration panel will be binding and conclusive as to you and the Company and, upon the pleading of either party, any court having jurisdiction may enter a judgment of any award rendered in the arbitration, which may include an award of damages. The arbitration panel shall hear and decide the dispute based on the evidence produced, notwithstanding the failure or refusal to appear by a party who has been duly notified of the date, time, and place of the hearing.

         You and the Company (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction over Hillsborough County, Florida,
(b) stipulate that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement or the Stock Option is Hillsborough County, Florida, and (c) waive any defense, whether asserted by a motion or pleading, that Hillsborough County, Florida, is an improper or inconvenient venue. YOU KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE YOUR RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN YOU AND THE COMPANY WITH RESPECT TO THIS AGREEMENT OR THE STOCK OPTION.

         In any mediation, arbitration, or legal proceeding arising out of this Agreement, the losing party shall reimburse the prevailing party, on demand, for all costs incurred by the prevailing party in enforcing, defending, or prosecuting any claim arising out of this Agreement, including all fees, costs, and expenses of agents, experts, attorneys, witnesses, arbitrators, and supersedes bonds, whether incurred before or after demand or commencement of legal or arbitration proceedings, and whether incurred pursuant to trial, appellate, mediation, arbitration, bankruptcy, administrative, or judgment-execution proceedings.
The Company shall pay to you, on demand, interest on any amount owed to you under this Agreement that is not paid to you when due, from the date when due until paid in full, at the annual rate then provided by Florida law for the payment of interest on judgments generally (the current annual rate of interest on judgments prescribed by section 55.03, Florida Statutes, is 12%).

         16. MISCELLANEOUS. The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with the laws of other jurisdictions. A waiver, amendment, modification, or cancellation of this Agreement will be valid and effective only if it is in writing and executed by you and the Company. By signing this Agreement, you accept the grant of the Stock Option, and warrant that you are free to enter into this Agreement and do not have any legal obligations that are inconsistent with this Agreement. This Agreement records the final, complete, and exclusive understanding between you and the Company with respect to the Stock Option and supersedes any prior or contemporaneous agreement, representation, or understanding, oral or written, by you or the Company. This Agreement is binding on your heirs, guardian, and personal representative and is binding on, inures to the benefit of, the Company's assignees and successors. Time is of the essence with respect to your exercise of the Stock Option.

                            STERILE RECOVERIES, INC.

WITNESSES:                          By:/s/ James T. Boosales    (SEAL)
                                       -------------------------
                                          James T. Boosales
                                          Executive Vice President

-----------------------------
   (As to Mr. Boosales)

                           ACCEPTANCE OF STOCK OPTION

         I have carefully read the foregoing Stock Option Agreement. Before exercising the Stock Option, I will review the additional disclosure documents furnished to me by the Company. I accept the Stock Option granted to me pursuant to the Agreement and agree to be bound by all the terms and conditions of the Agreement.

EXECUTED AS OF:  November 21, 1997

                                    ----------------------------------
                                    BERTRAM T. MARTIN, JR.
                                    2805 Parkland Boulevard
                                    Tampa, Florida 33609

                                                                    APPENDIX "A"

                            STERILE RECOVERIES, INC.

                                  STOCK OPTION

                               NOTICE OF EXERCISE

TO:      Sterile Recoveries, Inc.
         Attention:  Chief Financial Officer

         This notifies you that I exercise my option to purchase _______ shares (the "Shares") of common stock of Sterile Recoveries, Inc. (the "Company") pursuant to the stock option that the Company granted to me on November 21, 1997, pursuant to the Stock Option Agreement that was accepted by me as of November 21, 1997 (the "Agreement").

         In connection with my purchase of the Shares, I represent and warrant to the Company the following:


         (a) I am in full compliance with all conditions to exercise of the Stock Option set forth in the Agreement.

         (b) I am purchasing the Shares solely for my own account, as principal, without a view to, and not for resale in connection with, any distribution or underwriting of any Shares, and I am not participating, directly or indirectly, in any distribution or underwriting of any shares. I am not investing in the Shares as an agent, nominee, or representative for the account or benefit of any person or entity, and I have not agreed or arranged to sell, assign, transfer, subdivide, or otherwise dispose of all or any part of the Shares to another person or entity.

         (c) I understand that (i) no state or federal agency has passed upon the Shares or made any finding or determination as to the fairness of the Shares as an investment, (ii) the Shares have not been, and will not be, registered under either the Securities Act of 1933, as amended, or any state securities law, and they can be offered for sale, sold, assigned, pledged, hypothecated, or otherwise transferred or encumbered only if the transaction is registered under those laws or qualifies for an available exemption from registration under those laws, and (iii) the Company has not agreed, and is not obligated, to register any resale or other transfer of the Shares under the Securities Act of 1933, as amended, or any state securities law, or to take any action to enable me to qualify for an exemption from registration under any of those laws with respect to a resale or other transfer of the Shares.

         (d) I understand that, in furtherance of the transfer restrictions stated above, (i) the Company will issue stop transfer instructions to its transfer agent to restrict an impermissible resale or other transfer of the Shares, (ii) each certificate evidencing the Shares will bear a restrictive legend in substantially the following form:

             The shares evidenced by this certificate have not been registered under either the Securities Act of 1933, as amended, or the securities laws of any state. These shares cannot be offered for sale, sold, assigned, pledged, hypothecated, or otherwise transferred or encumbered at any time, as a whole or in part, absent registration of the transaction under the Securities Act of 1933, as amended, and every applicable state securities law or delivery to the Company of a satisfactory written opinion of legal counsel to the effect that registration of the transaction is not required under those laws.



and (iii) a legend substantially identical to the one described above will be placed on every new stock certificate that is issued upon a transfer or exchange of the Shares.

         (e) I will not offer for sale, sell, assign, pledge, hypothecate, or otherwise transfer or encumber the Shares at any time without registered the transaction under the Securities Act of 1933, as amended, and every applicable state securities law or delivering to the Company a satisfactory written opinion of legal counsel to the effect that registration of the transaction is not required under any of those laws.

         (f) I understand that (i) routine public sales of the Shares in reliance on Rule 144 under the Securities Act of 1933, as amended, will be possible only in limited amounts in accordance with the terms and conditions of that Rule, including the applicable holding period, and (ii) in accordance with the position of the Securities and Exchange Commission, persons who publicly offer or sell "restricted securities" without complying with Rule 144 have a substantial burden of proof in establishing that a registration exemption is available for the offer or sale.

         (g) I have received from the Company and carefully read [add description of disclosure document], pertaining to the Shares and all the documents incorporated by reference in it (the "Disclosure Documents").

         (h) I have been given adequate opportunity to evaluate this investment, including opportunities to (i) question officers of the Company,
(ii) obtain any additional information necessary to evaluate the investment or to verify any information or representation contained in the Disclosure Documents, and (iii) make such other investigation as I considered appropriate or necessary to evaluate the business and financial affairs and condition of the Company.

         (i) Management of the Company has answered all questions asked by me, and they have either furnished to me, or given me full and unrestricted access to, all records, contracts, documents, and other information requested by me, with respect to the Shares, the Company, the Disclosure Documents, and the business and financial affairs and condition of the Company.

         (j) I am an officer or managerial employee of the Company, and therefore, knowledgeable concerning the business of the Company, and I have carefully considered and understand the risks and other factors affecting the suitability of the Shares as an investment for me.

         (k) I understand that neither the Company, any officer or director of the Company, nor any professional advisor of the Company, makes any representation or warranty to me with respect to, or assumes any responsibility for, the federal income tax consequences to me of an investment in the Shares.

         (l) Because of my knowledge and experience in financial and business matters, and the Company's business in particular, I am able to evaluate the merits, risks, and other factors bearing upon the suitability of the Shares as an investment for me, and I have been afforded adequate opportunity to evaluate this proposed investment in light of those factors, my financial condition, and my investment knowledge and experience.

         (m) I have adequate net worth and annual income to provide for my current needs and possible future contingencies and do not have an existing or foreseeable future need for liquidity of my investment in the Shares. Also, I am otherwise able to bear the economic risk of an investment in the Shares, and have sufficient net worth and annual income to sustain a loss of all or part of my investment in the Shares if that were to occur and to withstand the probably inability to publicly sell, transfer, or otherwise dispose of the Shares for an indefinite period of time.

         Please issue in my name, as printed below my signature to this notice of exercise, a stock certificate evidencing my ownership of the Shares. Also, please issue to me in the same manner a balance certificate for any of the Shares evidenced by an enclosed stock certificate that are not required to satisfy the purchase price of the Shares.

EXECUTED:                               /s/ Bertram T. Martin
         ----------------,-----     ------------------------------
                                       Signature of Participant

                                    ----------------------------------
                                            Name of Participant

                                    ----------------------------------
                                               Street Address

Amount Enclosed:  $
                   ----------       ----------------------------------
                                      City      State     Zip Code

Shares Enclosed:
                   ----------       -----------------------------------
                                          Social Security Number

                                                                    APPENDIX "B"

                            STERILE RECOVERIES, INC.

                                  STOCK OPTION

                           STOCK CERTIFICATE RECEIPT

         I acknowledge receipt from Sterile Recoveries, Inc. on ______________, ____, of stock certificate number _____ for ________ shares of common stock of Sterile Recoveries, Inc., purchased by me pursuant to the exercise of the stock option granted to me under the Stock Option Agreement that was accepted by me
on[                ].
   ---------------

                                            ----------------------------------
                                                   Signature of Employee

                                            ----------------------------------
                                                    Name of Participant